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                                                                   EXHIBIT 99.2:

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned, the Chief Financial Officer of Mobility Electronics, Inc. (the "Company"), certifies that, to her knowledge on the date of this certification:

1. The annual report of the Company for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


March 31, 2003                                  /s/ Joan W. Brubacher
                                                Joan W. Brubacher
                                                Executive Vice President and
                                                Chief Financial Officer